UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33778 (Commission File Number)	31-1786871 (IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Peerless Network, Inc.

Inter Partes Proceeding before the United States Patent and Trademark Office

As previously disclosed, on June 12, 2008, Neutral Tandem, Inc. (the “Company”) commenced a patent infringement action against Peerless Network, Inc., Peerless Network of Illinois, LLC, and John Barnicle (collectively, “Peerless Network”) in the United States District Court for the Northern District of Illinois to enforce U.S. Patent No. 7,123,708 (the “’708 Patent”) (Neutral Tandem, Inc. v Peerless Network, Inc., Peerless Network of Illinois, LLC and John Barnicle, 08 CV 3402). In a separate proceeding, on March 26, 2010, the United States Patent and Trademark Office (the “USPTO”) granted Peerless Network’s request that the USPTO conduct an inter partes reexamination of the ’708 Patent.

As also previously disclosed, on September 2, 2010, the court overseeing the litigation issued an order granting Peerless Network’s motion for summary judgment. The court found that the ‘708 Patent was invalid in light of a prior patent, U.S. Patent No. 6,137,800.

On December 1, 2010, the Company received notice that the USPTO issued an office action rejecting the ‘708 Patent’s 23 claims, as well as additional new claims filed by the Company, in light of various prior art. Similar to the court’s ruling, the USPTO’s decision means that the status quo that has existed since Peerless Network commenced operations will continue, namely that the parties will continue to compete directly without legal restriction. As such, the Company is evaluating all of its options.

For more information concerning the history of the litigation and the inter partes reexamination of the ‘708 Patent being conducted by the United States Patent and Trademark Office, please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

/s/ Robert M. Junkroski
Date: December 3, 2010	Name:	Robert M. Junkroski
	Title:	Chief Financial Officer